Exhibit 5.1
December 17, 2008
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
Re: Associated Banc-Corp
       Registration Statement on Form S-3
Ladies and Gentlemen:
          I am Vice President and Associate Counsel of Associated Banc-Corp, a Wisconsin corporation (the “Company”) and have advised the Company in connection with the proposed issuance from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Act”) of shares of common stock, par value $0.01 per share (the “Common Stock”), shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), depositary shares (the “Depositary Shares”), warrants (the “Warrants”) and units consisting of Common Stock, Preferred Stock and Depositary Shares, Warrants, senior debt securities, subordinated debt securities and junior subordinated debt securities. I have also advised the Company in connection with the resale by certain securityholders of the Company from time to time pursuant to Rule 415 of the Act of (i) 525,000 shares of the Company’s Senior Preferred Stock, Series A, $1.00 par value per share (the “Senior Preferred Stock”), (ii) a warrant dated November 21, 2008 (the “TARP CPP Warrant”) to purchase 3,983,308 shares of the Company’s Common Stock and, (iii) the 3,983,308 shares of Common Stock for which the TARP CPP Warrant may be exercised (the “Warrant Shares”), as set forth in the Registration Statement, the prospectus contained therein, and any amendments or supplements thereto.
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
          In connection with this opinion, I have relied as to matters of fact, without investigation, upon certificates of public officials. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion, including the Registration Statement on Form S-3 to which this opinion is an exhibit as filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2008 under the Act (the “Registration Statement”).
          In connection with this opinion, I have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that I have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or reproduced copies. In making my examination of documents executed or to be executed by parties, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company) of such documents and the validity and binding effect thereof.
          My opinion set forth in paragraph 4 below is subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality.
          Based upon and subject to the foregoing, it is my opinion that:
1.	following (i) the preparation and filing of a prospectus supplement with the Commission describing the Common Stock offered thereby, (ii) the issuance of the Common Stock in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iii) the approval by the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company of the issuance and terms of the Common Stock and related matters and (iv) the execution, issuance and delivery of the Common Stock and the

Associated Banc-Corp
December 17, 2008

receipt by the Company of the consideration in connection therewith, the Common Stock will be validly issued, fully paid and nonassessable.
2.	following (i) the preparation and filing of a prospectus supplement with the Commission describing the Preferred Stock offered thereby, (ii) the issuance of the Preferred Stock in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iii) the approval by the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company of the issuance and terms of the Preferred Stock and related matters, (iv) the preparation and filing with the Wisconsin Department of Financial Institutions of articles of amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, establishing the designation, preferences and rights of the series of Preferred Stock being issued and delivered and (v) the execution, issuance and delivery of the Preferred Stock and the receipt by the Company of the consideration in connection therewith, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	following (i) the preparation and filing of a prospectus supplement with the Commission describing the Depositary Shares offered thereby, (ii) the issuance of the Depositary Shares in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iii) the approval by the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company of the issuance and terms of the Depositary Shares and related matters and (iv) the delivery of the depositary receipts in accordance with the terms of a deposit agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, the Depositary Shares will be validly issued, fully paid and nonassessable.

4.	following (i) the preparation and filing of a prospectus supplement with the Commission describing the Warrants offered thereby, (ii) the issuance of the Warrants in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iii) the approval by the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company of the issuance and terms of the Warrants and related matters and (iv) the execution, issuance and delivery of the Warrants and the receipt by the Company of the consideration in connection therewith, the Warrants will be duly authorized and constitute the valid and binding obligations of the Company.

5.	the Senior Preferred Stock has been duly authorized, validly issued, fully paid and is nonassessable.

6.	the TARP CPP Warrant has been duly authorized.

7.	the Warrant Shares have been duly authorized and, upon issuance in connection with the exercise of the TARP CPP Warrant in accordance with the terms of the TARP CPP Warrant, will be validly issued, fully paid and nonassessable.
     My opinions expressed above are limited to the laws of the State of Wisconsin and I do not express any opinion herein concerning any other law. This opinion is given as of the date hereof and I assume no obligation to advise you of changes that may hereafter be brought to my attention. I hereby consent to the reliance by Katten Muchin Rosenman LLP, special counsel to the Company, on this opinion as to the matters set forth herein.
     I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also consent to the reference to my name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not thereby admit that I am an expert within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
ASSOCIATED BANC-CORP
/s/ Janet M. Neal
Janet M. Neal
Vice President and Associate Counsel